EXHIBIT 99.1


__________________________________________________________________________

NEWS RELEASE                                                     DMC
__________________________________________________________________________

                                                             Contacts:
                    James Mitchell - Chairman and CEO - (617) 747-0180
            Stephen Martino - Chief Financial Officer - (617) 747-0154


      Detwiler, Mitchell & Co. Reports First Quarter 2003 Results


BOSTON, MA (May 14, 2003) - Detwiler, Mitchell & Co. (NASDAQ:
DMCO; PCX: DEM) today reported a net loss for the three-month period ended March 31, 2003 of $433,000 or $0.14 per share basic and $0.12 per share diluted on 3,171,000 basic and 3,539,000 diluted weighted average shares outstanding. Net loss was $1,708,000 for the three-month period ended March 31, 2002 or $0.65 per share - basic and $0.64 diluted on 2,652,000 basic and 2,684,000 diluted weighted average shares outstanding.

Loss from continuing operations for the three-month period ended March 31, 2002 was $446,000 or $0.17 basic and diluted. Loss from discontinued operations for the three-month period ended March 31, 2002 was $1,262,000 or $0.48 per share basic and $0.47 per share diluted.

Total revenues of $2,353,000 for the three-month period ended March 31, 2003 increased $443,000 or 23% compared to total revenues of $1,910,000 for the same period last year. The increase primarily results from greater institutional commission revenues, partially offset by lower retail revenues from adverse market conditions and sharply reduced investment banking revenues.

"The first quarter of 2003 was difficult for our retail sales and independent representative lines of business," said James Mitchell, Chairman and CEO. He continued, "Our institutional sales have continued to progress despite less than favorable market conditions from international events all of which have negatively impacted trading volumes, and therefore potential new and/or enhanced revenues.

 "In the first quarter of 2003 and the months of April and May
2003, management completed several major transactions to reduce recurring fixed costs of the Company and, as a result, increase the potential for longer-term profitability," said James Mitchell.
"With the completion of these adjustments, we can now devote our efforts to continue to strengthen core revenues. We continue to believe that once confidence and transaction volume return to the financial markets, together with the recent cost reductions, our Company is well positioned to enhance its revenues from additional research verticals and the employment of seasoned retail brokers.


                           Page 1 of 4

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Detwiler, Mitchell & Co. Reports First Quarter 2003 Results
 (continued)
May 14, 2003


"Looking to more recent indications, April of 2003, on a pro forma basis, was a profitable month, excluding non-recurring charges recorded from the sale of the DMC UK lease, the write-off of certain fixed assets at DMC UK, and the establishment of certain early retirement accruals. Considering these events, the Company's cash position remains strong," he said. "Additionally, the inability of the Company to record any current income tax benefit from operating losses incurred in 2003, due to certain accounting rules, has had a negative impact on 2003 results when compared to the loss reported for 2002, which reflected an income tax benefit."

Mr. Mitchell concluded, "While management continues to take aggressive steps to return the Company to profitability, we must caution that there can be no assurance that revenues can be significantly increased or even sustained or that costs can be reduced during continuing uncertain financial market conditions."

                    * * * * *

Detwiler, Mitchell & Co. ("DMC") is the holding company for its three principal operating subsidiaries: Fechtor, Detwiler & Co., Inc., a channel research, institutional sales and private client group headquartered in Boston, MA; James Mitchell & Co., a financial services company headquartered in San Diego, CA and Detwiler, Mitchell & Co. (UK) Limited, an institutional sales firm headquartered in London, England.

     Cautionary Statement Regarding Forward-Looking Statements:
Certain statements in this news release may contain forward-looking statements within the meaning of the Federal securities laws. Such statements should be considered in light of the risks and uncertainties associated with Detwiler, Mitchell & Co. and its operating subsidiaries, including those economic and market risks contained in the Company's Annual and Quarterly Reports on Form 10-K and 10-Q, and other risks prevailing from time to time; all of which are subject to material changes and may cause actual results to vary materially from what had been anticipated.

                      (Tables Follow)

                        Page 2 of 4

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                       DETWILER, MITCHELL & CO.

            CONSOLIDATED STATEMENT OF FINANCIAL CONDITION




                                                           MARCH 31,      DECEMBER 31,
                                                             2003             2002
                                                         ------------    -------------
                                                                  (UNAUDITED)
ASSETS
Cash and cash equivalents                                $ 1,182,935      $ 1,243,655
Security deposits                                            199,679          199,679
Deposits with clearing organizations                         256,000          256,000
Commissions, current income taxes and other receivables      973,439        1,027,377
Non-marketable investments, at fair value                    110,000          110,000
Deferred income taxes, net                                    61,200          190,000
Fixed assets, net                                            387,458          389,374
Prepaid expenses and other                                   298,186          339,105
Goodwill                                                     117,385          117,385
                                                         ------------     ------------
    Total Assets                                         $ 3,586,282      $ 3,872,575
                                                         ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Note payable                                           $    49,516      $    99,032
  Salaries and commissions payable                           665,054          621,200
  Accounts payable and accrued liabilities                   306,061          379,400
                                                         ------------     ------------
    Total Liabilities                                      1,020,631        1,099,632
                                                         ------------     ------------

Contingencies

Stockholders' Equity:
  Preferred stock, no par value; 5,000,000 shares
   authorized, none issued                                         -                -

  Common stock, $0.01 par value; 20,000,000 shares
   authorized, 3,202,356 and 3,002,356 shares
   outstanding at March 31, 2003 and
   December 31, 2002, respectively                            32,023           30,023

   Paid-in-capital                                         5,401,487        5,177,487
   Retained deficit                                       (2,867,859)      (2,434,567)
                                                         ------------     ------------

     Total Stockholders' Equity                            2,565,651        2,772,943
                                                         ------------     ------------
     Total Liabilities and Stockholders' Equity          $ 3,586,282      $ 3,872,575
                                                         ============     ============

                                    Page 3 of 4
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


                                DETWILER, MITCHELL & CO.

                          CONSOLIDATED STATEMENT OF OPERATIONS


                                             FOR THE THREE MONTHS ENDED MARCH 31,
                                             ------------------------------------
                                                 2003                   2002
                                             --------------        --------------
                                                         (UNAUDITED)
REVENUES:
  Commissions                                $   2,281,188         $   1,612,013
  Principal transactions                                 -                20,835
  Investment banking                                     -               162,102
  Interest and fees                                 72,224               114,731
                                             --------------        --------------
    Total revenues                               2,353,412             1,909,681
                                             --------------        --------------

EXPENSES:
  Compensation and benefits                      1,560,685             1,378,516
  General and administrative                       535,746               526,442
  Occupancy, communication and systems             396,748               393,123
  Execution                                        171,246               157,460
  Interest                                           1,986                31,054
                                             --------------        --------------
    Total expenses                               2,666,411             2,486,595
                                             --------------        --------------
    Loss from continuing operations
     before income taxes                          (312,999)             (576,914)
 Income tax (expense) benefit, net                (120,293)              130,962
                                             --------------        --------------
    Loss from continuing operations               (433,292)             (445,952)
                                             --------------        --------------
Discontinued operations:
  Cumulative effect of change in
   accounting principle                                  -            (1,150,500)
  Loss from operations                                   -              (168,775)
  Income tax benefit                                     -                57,001
    Loss from discontinued operations                    -            (1,262,274)
                                             --------------        --------------

    Net loss                                 $    (433,292)        $  (1,708,226)
                                             ==============        ==============
 Net loss per share:
   Continuing operations:
     Basic                                   $       (0.14)        $       (0.17)
     Diluted                                 $       (0.12)        $       (0.17)

   Discontinued operations:
     Basic                                   $           -         $       (0.48)
     Diluted                                 $           -         $       (0.47)

 Weighted average shares outstanding:
   Basic                                         3,171,245             2,652,357
   Diluted                                       3,539,211             2,684,039



                                    Page 4 of 4

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